EXHIBIT 21.1
                           SUBSIDIARIES

                                      Jurisdiction
                                          of
Name                                  Organization          Ownership
----                                  ------------          ---------

Anchor Hocking Consumer               Delaware              100% of stock owned by Anchor Hocking Corporation
Glass Corporation

Anchor Hocking Corporation            Delaware              100% of stock owned by Newell Operating Company

Ashland Products, Inc.                Delaware              100% of stock owned by Newell Co.

Berol Blue Ribbon Corp.               Kentucky              100% of stock owned by Berol Corporation

Berol Canada Inc.                     Ontario, Canada       100% of stock owned by Berol Corporation

Berol Corporation                     Delaware              100% of stock owned by Newell Co.

Berol Corporation                     Massachusetts         100% of stock owned by Berol Corporation
                                                            (Delaware)

Berol Corporation                     Nevada                100% of stock owned by Berol Corporation
                                                            (Delaware)

Berol Corporation                     Puerto Rico           100% of stock owned by Berol Corporation
                                                            (Delaware)

Berol Limited                         United Kingdom        100% of stock owned by Berol Corporation

Berol Pen Company                     North Carolina        100% of stock owned by Berol Corporation

Berol Trademarks, Inc.                Delaware              100% of stock owned by Berol Corporation

Newell Sanford S.A.                   Colombia              43.41% of stock owned by Berol Pen Corporation;
                                                            14.00% of stock owned by Ember Investment Company;
                                                            16.91% of stock owned by Furth Corporation; 13.00%
                                                            of stock owned by Loral Corporation; 12.68% of
                                                            stock owned by Terbal Corporation

Berol, S.A. de C.V.                   Mexico                81.35% of stock owned by Berol Corporation; 18.55%
                                                            of stock owned by Newell Co. leaving .1% by other
                                                            individuals



                                      Jurisdiction
                                          of
Name                                  Organization          Ownership
----                                  ------------          ---------

Berol Trademarks, Inc.                Delaware              100% of stock owned by Berol Corporation

DAX Manufacturers, Inc.               New York              100% of stock owned by Intercraft Company

DeComex USA, Inc.                     Delaware              100% of stock owned by Intercraft Company

Decorel Canada, Inc.                  Ontario, Canada       100% of stock owned by Intercraft Company

Decorel, S.A. de C.V.                 Mexico                .002% (1 share) of Series B of the fixed portion
                                                            of capital stock and 1.03% of the variable portion
                                                            of capital stock owned by Decorel Incorporated;
                                                            99.998% of Series B of the fixed portion of
                                                            capital stock and 98.97% of Series B of the
                                                            variable portion of capital stock owned by Decomex
                                                            USA, Inc.

Ember Investment Corp.                Delaware              100% of stock owned by Berol Corporation

Empire Enterprises, Inc.              Tennessee             100% of stock owned by Berol Corporation

Empire Leasing Company                Delaware              75% of stock owned by Berol Corporation; 25% of
                                                            stock owned by Berol Canada Inc.

Faber-Castell Corporation             New Jersey            100% of stock owned by Newell Co.

Furth Corporation                     Delaware              100% of stock owned by Berol Corporation

Goody Products, Inc.                  Delaware              100% of stock owned by Newell Co.

Intercraft Company                    Delaware              100% of stock owned by Newell Co.

Lee Rowan Company                     Missouri              100% of stock owned by Newell Co.

Loral Corporation                     Delaware              100% of stock owned by Berol Corporation

Newell Australia Pty, Ltd.            Victoria, Australia   100% owned by Newell Investments Inc.

Newell Consumer Products              Germany               100% of stock owned by Newell Investments Inc.
 Products GmbH

Newell Finance Company                Delaware              100% of stock owned by Newell Operating Company

Newell Holdings France S.A.S.         France                1% of stock owned by Newell Operating Company; 99%
                                                            of stock owned by Newell Investments Inc.




                                      Jurisdiction
                                          of
Name                                  Organization          Ownership
----                                  ------------          ---------

Newell Holdings U.K. Limited          United Kingdom        100% of stock owned by Newell Investments Inc.

Newell Consumer Iberica S.A.          Spain                 100% of stock owned by Newell S.A.

Newell Industries Canada, Inc.        Ontario, Canada       87.2% of stock owned by Newell Operating Company;
                                                            12.8% of stock owned by Goody Products, Inc.

Newell International                  Jamaica               100% of stock owned by Newell Co.
 Corporation, Limited

Newell Investment Co. Ltd.            Ontario, Canada       100% of stock owned by Newell Co.

Newell Investments Inc.               Delaware              100% of stock owned by Newell Operating Company

Newell Limited                        United Kingdom        100% of stock owned by Newell Holdings U.K.
                                                            Limited

Newell Operating Company              Delaware              77.5% of stock owned by Newell Co.; 22.5% of stock
                                                            owned by Anchor Hocking Corporation

Newell Puerto Rico, Ltd.              Delaware              100% of stock owned by Anchor Hocking Corporation

Newell S.A.                           France                99% of stock owned by Newell Holdings France
                                                            S.A.S.; remaining 1% owned by nominees as required
                                                            by statute

Newell S.p.A.                         Italy                 100% of stock owned by Newell S.A.

Newell Window Furnishings, Inc.       Delaware              100% of stock owned by Newell Operating Company

NSM Industries, Inc.                  New Jersey            100% of stock owned by Faber-Castell Corporation

N.V. Newell Benelux S.A.              Belgium               99% of stock owned by Newell S.A.; Remaining 1%
                                                            owned by nominees as required by statute

Osmiroid International                England & Wales       Cum. Pfd. - 100% by Berol Limited Common - 99.9%
                                                            by Berol Limited Common - .01% by E.G. Lewis
                                                            (nominee)

Philips Canada, Inc.                  Ontario, Canada       100% of stock owned by Philips Industries, Inc.

Pen and Pencil, Inc.                  Illinois              100% of stock owned by Newell Co.



                                      Jurisdiction
                                          of
Name                                  Organization          Ownership
----                                  ------------          ---------

Philips Industries, Inc.              New York              100% of stock owned by Newell Co.

Plastics, Inc.                        Delaware              100% of stock owned by Anchor Hocking Corporation

Sanford Investment Company            Delaware              21.29% of stock owned by Berol Corporation; 35.37%
                                                            of stock owned by Faber-Castell Corporation; and
                                                            43.34% of stock owned by Pen and Pencil, Inc.

Sanford, L.P.                         Illinois              Newell Operating Company is the general partner and
                                      (limited              and Sandford Investment Company is the limited partner.
                                       partnership)

Sterling Plastics Co.                 New Jersey            100% of stock owned by Sanford Corporation

Stuart Hall Company, Inc.             Missouri              100% of stock owned by Newell Co.

Terbal Corporation                    Delaware              100% of stock owned by Berol Corporation